SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HINES REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	20-0138854 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Suite 5000 Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-108780.

Securities to be registered pursuant to Section 12(b) of the Act:

None.
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock	None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Shares”) of Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”). A description of the Company’s Common Shares will be set forth under the captions “Questions and Answers About This Offering,” “Prospectus Summary,” “Description of Our Common Shares,” “The Operating Partnership” and “Material Tax Considerations” in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Company’s Registration Statement on Form S-11 (Registration No. 333-108780), initially filed with the Securities and Exchange Commission on September 12, 2003. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Company’s Registration Statement on Form S-11 (Registration No. 333-108780), as filed with the Securities and Exchange Commission on September 12, 2003 and as subsequently amended (the “Form S-11 Registration Statement”)—incorporated herein by reference.

2.	Amended and Restated Articles of Incorporation of the Company—incorporated herein by reference to Exhibit 3.1 to the Form S-11 Registration Statement.

3.	Amended and Restated Bylaws of the Company—incorporated herein by reference to Exhibit 3.2 to the Form S-11 Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
Date: June 16, 2004	By:	/s/ Sherri W. Schugart
		Name:	Sherri W. Schugart
		Title:	Chief Financial Officer